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                                                                     EXHIBIT 4.2


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                           [HOLGRAPHIX(TM) INC. LOGO]

                             2000 STOCK OPTION PLAN

                                 January 3, 2000

        1.     PURPOSE.

        The purpose of this plan (the "Plan") is to secure for Holographix Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success (the "Optionee"). Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).


        2.     TYPE OF OPTIONS AND ADMINISTRATION.

        (a) Types of Options. Options granted pursuant to the Plan shall be authorized by the Board of Directors of the Company and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or Non-Statutory Options ("Non-Statutory Options"), which are not intended to meet the requirements of Section 422 of the Code.


        (b) Administration.

               (i) The Plan will be administered by the Board of Directors of the Company (the "Board"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may, in its sole discretion, grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board, necessary or desirable for the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

               (ii) The Board may, to the fullest extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee.

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        (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").


        3.     ELIGIBILITY.

        (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company (an "Optionee"); provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

        (b) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined in advance of any grant thereof either
(i) by the Board of Directors, or (ii) by a committee of the Board of Directors consisting solely of two or more directors having full authority to act in the matter, each of whom shall be a "Nonemployee Director". For purposes of the Plan, a director shall be deemed to be a "Nonemployee Director" only if such person qualifies as a "Nonemployee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.


        4.     STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided in Section 16 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 633,333 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.


        5.     FORMS OF OPTION AGREEMENTS.

        As a condition to the grant of an option under the Plan, each Optionee shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients. The option agreement is in all respects subject to the terms, conditions and definitions of the Plan, as amended from time to time. Where there may be conflicts between this Plan and the Agreement, however, the Plan shall take precedence.


        6.     PURCHASE PRICE.

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        Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined in good faith by the Board, provided, however that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 12(b).

        7.     PAYMENT OF PURCHASE PRICE.

        Method of Payment. Payment for shares purchased upon exercise of this option shall be made: (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares;
(ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares; (iii) by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Exchange Act and Regulation T promulgated by the Federal Reserve Board); or (iv) by any combination of such methods of payment.

        The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in good faith by the Board of Directors.

        (b) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

        (c) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of an Incentive Stock Option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under this Plan or any other stock option or restricted stock plan of the Company.

        8.     EXERCISE PROCEDURE.

        An optionee may exercise an option only in the manner specified in the Option Agreement.

        9.     DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

        (a) General. The Company shall, upon payment of the exercise price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares

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before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

        (b) Listing, Qualification, Etc. If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares issued subject hereto on any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, the options subject to this Plan may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

        10.    NONTRANSFERABILITY OF OPTIONS.

        These options are personal and shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Optionee, shall be exercisable only by the Optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any options under this Plan or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

        11.    OPTION PERIOD.

        Subject to earlier termination as provided in this Plan, each option and all rights granted pursuant to this Plan shall expire on such date as determined by the Board and as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten (10) years after the date on which the option is granted.

        12.     INCENTIVE STOCK OPTIONS.

        Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

        (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then

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the following special provisions shall be applicable to the Incentive Stock
Option granted to such individual:

               (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

               (ii) the option exercise period shall not exceed five years from the date of grant.

        (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

        (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                   (i) an Incentive Stock Option may be exercised, except as
               provided in (iv) below, within the period of three months after the date the optionee ceases to be an employee, of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option under the Plan;

                  (ii) if the Optionee dies while in the employ of the Company, or within three months after the Optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement);

                 (iii) if the Optionee becomes disabled (within the meaning of
               Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the Optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement); and

                  (iv) if the Optionee, prior to the expiration date of his
               Incentive Stock Option, is terminated by the Company for "proper cause" (as defined below), the right to exercise such Incentive Stock Option shall terminate immediately upon such termination. "Proper Cause" shall mean the Optionee's refusal or failure in

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               any material respect to perform the duties associated with his or her employment with the Company to the reasonable satisfaction of the Company, or the commission by the Optionee of larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or property including, but not limited to, intellectual property or improper disclosure thereof, or the Optionee otherwise acting dishonestly with the Company or any of its customers, suppliers or lenders, including but not limited to intellectual property or improper disclosure thereof. The Optionee shall be considered to have been discharged "for proper cause" if the Company determines, within 30 days thereafter, that discharge for proper cause was warranted.

        For all purposes of the Plan, in the case of an Incentive Stock Option, "employment" shall be defined in accordance with the provisions of Section 1.4717(h) of the Income Tax Regulations (or any successor regulations).

        Notwithstanding the foregoing provisions, no option may be exercised after its expiration date.

        13. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY FOR NON-STATUTORY STOCK OPTIONEES.

        Except as otherwise determined by the Board of Directors, an Optionee may exercise a Non-Statutory Option as follows:

               (i) Exercise Period Upon Termination of Employment. If the Optionees' employment or other relationship with the Company is terminated for any reason, then, except as provided in paragraphs (ii) and (iii) below, the right to exercise the Optionee's option shall terminate three months after such termination (but in no event after the expiration date of the option), provided that such option shall be exercisable only to the extent that the Optionee was entitled to exercise such option on the date of such termination. The Company's obligation to deliver shares upon the exercise of such option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements;

               (ii) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration date of the option while he or she is an employee of or otherwise engaged by the Company, or if the Optionee dies within thirty days (30 days) after the Optionee ceases to be an employee, consultant or director of the Company (other than as the result of a discharge for "proper cause" as specified in paragraph (iii) below), an option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the expiration date of the option), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right

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to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee;

               (iii) Discharge for Proper Cause. If the Optionee, prior to the expiration date of his option, is terminated by the Company for "proper cause" (as defined below), the right to exercise such option shall terminate immediately upon such termination. "Proper Cause" shall mean the Optionee's refusal or failure in any material respect to perform the duties associated with his or her position in or with the Company to the reasonable satisfaction of the Company, or the commission by the Optionee of larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or property including but not limited to intellectual property or improper disclosure thereof, or the Optionee otherwise acting dishonestly with the Company or any of its customers, suppliers or lenders, including but not limited to intellectual property or improper disclosure thereof. The Optionee shall be considered to have been discharged "for proper cause" if the Company determines, within 30 days thereafter, that discharge for proper cause was warranted.

        "Employment" with respect to Non-Statutory Stock Optionees refers to any employment with the Company, a consulting role which, in the judgment of management, is determined to be ongoing, or holding office as a member of the Board of Directors.

        Notwithstanding the foregoing provisions, no option may be exercised after its expiration date.

        14.    ADDITIONAL PROVISIONS.

        (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including, without limitation: restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

        (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

        15.    GENERAL RESTRICTIONS.

        (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any

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present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

        (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.


        16.    ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED
               TRANSACTIONS.

        (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable as appropriate. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 16 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

        (b) Board Authority to Make Adjustments. Any adjustments under this
Section 16 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

        (c) Limits on Adjustments. No adjustment shall be made under this
Section 16 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.


        17.    MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

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        (a) Acceleration. In the event the Company is a party to a merger or similar reorganization as to which the Company is not the surviving entity, or in the event of a sale of all or substantially all (75% or more) of the assets of the Company, the Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

        (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

        18.    RIGHTS AS A SHAREHOLDER.

        The Optionee shall have no rights as a shareholder with respect to any shares covered by any option granted pursuant to this Plan (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        19.    NO SPECIAL EMPLOYMENT RIGHTS.

        Nothing contained in the Plan, or in any option issued hereunder, shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee.

        20.    OTHER EMPLOYEE BENEFITS.

        Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option received under this Plan or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

        21.    AMENDMENT OF THE PLAN.

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        (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

        (b) The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to him or her. With the consent of the Optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

        22.    WITHHOLDING.

        (a) The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Board, which may be withheld by the Board in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this Section 22(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        The Company's obligation to deliver shares upon the exercise of any option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

        23.    CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

        The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding

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options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options subject to the other provisions of this Plan.

        24.    EFFECTIVE DATE AND DURATION OF THE PLAN.

        (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Options granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Incentive Stock Options to a particular Optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

        (b) Termination. The Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

        25.    NONEXCLUSIVITY OF PLAN.

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        26.    PROVISION FOR FOREIGN PARTICIPANTS.

        The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to

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recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.


                                        Adopted by the Board of Directors on
                                        January 3, 2000